Exhibit 99.1
Latch to Acquire Ring Founder Jamie Siminoff’s Latest Company, Honest Day’s Work

Acquisition enables Latch to deliver on its mission of making spaces better places to live, work, and visit.

Siminoff, who brings years of experience in IoT, SaaS, security, and real estate, is expected to take over as Latch CEO later this year.

NEW YORK & LOS ANGELES - May 16, 2023 - Latch, Inc. (NASDAQ: LTCH), maker of LatchOS, the full-building enterprise software-as-a-service (SaaS) platform, today announced that it has entered into a definitive agreement to acquire Honest Day’s Work (HDW), Ring founder Jamie Siminoff’s latest company dedicated to enabling residential service providers, such as housekeepers, dog walkers, and drivers, to operate more efficiently, profitably, and independently through technology.

The acquisition will integrate the two companies’ teams, resources, and know-how to advance Latch’s mission of making spaces better places to live, work, and visit, while further advancing HDW’s capabilities. Jamie Siminoff is expected to take over as Latch’s CEO later this year, and the combined company plans to remain focused in the near term on optimizing efficiency and ensuring continued excellence for customers.

Jason Keyes, Latch Interim CEO, said: “We are pleased to join forces with Jamie and his team as we continue on our current path of driving operational performance and sustainable growth. I am confident Jamie’s passion for leading mission-driven technology companies, his operational expertise, and his track record for creating industry-dominating products will be invaluable as Latch enters its next phase. I am excited about the opportunity to further improve our customer experience via the integration of HDW services into LatchOS.”

A lifelong inventor and entrepreneur, Jamie Siminoff created Ring, a whole-home security company that was acquired by Amazon in 2018. Since then, Siminoff has been investing in residential, multi-family real estate, and, more recently, started building Honest Day’s Work, his new endeavor that enables service providers to be more profitable and deliver the best service to their customers.

Siminoff said: “I’m excited to join the Latch team, which has built an incredible offering that users across the country enjoy and benefit from every day. Smart, secure access control is not only fundamental to real estate operators like myself, but also to residents and service providers. I look forward to combining Honest Day’s Work with Latch to build a residential ecosystem that empowers building owners, operators, service providers, and residents alike.”

“We are excited to welcome Jamie and the HDW team,” said Andrew Sugrue of the Latch board of directors. “Latch has gone through many changes over the last year, and we are pleased to have Jamie joining us to guide the company to long-term success and growth. We believe that Jamie’s experience leading successful ventures and his strong leadership will be of huge value as we embark on this next step in Latch’s evolution.”

Transaction Highlights
●Latch will acquire 100% of the capital stock of Honest Day’s Work in exchange for approximately 29.0 million shares of Latch’s common stock, subject to certain time-based and stock performance-based transfer restrictions, and $22.0 million aggregate principal amount of unsecured promissory notes.
●30 Honest Day’s Work team members are expected to join Latch post-transaction.

●Jamie Siminoff is expected to become CEO of Latch later in 2023.
●The transaction is expected to close at the beginning of the third quarter of 2023, subject to customary closing conditions.

About Latch, Inc.
Latch makes spaces better places to live, work, and visit through a system of software, devices, and services. For more information, please visit www.latch.com.

About Honest Day’s Work
Honest Day’s Work is on a mission to enable independence through technology for residential service providers, such as housekeepers, dog walkers, electricians, and drivers. The company aims to provide workers with more control over their businesses and enable them to deliver high-quality service to their customers. HDW was founded by Jamie Siminoff, founder of Ring.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "would," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: Latch’s and Honest Day’s Work’s future products, financial performance, strategies, and operations, and the related benefits to shareholders, customers, and residents; expected growth of demand for Latch’s and Honest Day’s Work’s future products and their adoption by customers; Latch and Honest Day’s Work industry positions; Latch’s acquisition of Honest Day’s Work, the impact of such acquisition and related transactions on the combined company, and the operating results of the combined company; the ability of Latch to successfully integrate Honest Day’s Work post-acquisition and realize the benefits of such acquisition, including the expected performance of the combined company’s management team; and the transition in Latch’s CEO position. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including: whether the acquisition is completed in a timely manner or at all; the risk that the acquisition may involve unexpected costs or liabilities; the effect of this announcement, or the completion of the acquisition, on Latch’s operations and relationships with customers, suppliers, and personnel; the outcome of any legal proceedings related to the transactions; Latch’s ability to implement business plans; changes and developments in the industry in which Latch competes; Latch’s ability to regain and maintain compliance with the listing standards of The Nasdaq Stock Market LLC; and Latch’s ability to timely complete the ongoing restatement of its consolidated financial statements for 2019, 2020, 2021, and the first quarter of 2022. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of our Annual Report on Form 10-K filed with the SEC on March 1, 2022, and other documents subsequently filed by Latch from time to time with the Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Latch assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. Latch does not give any assurance that it will achieve its expectations.

CONTACTS:

Investors:
investors@latch.com

Latch PR:
press@latch.com

Honest Day’s Work PR:
press@honestdayswork.com